Exhibit 10.4

LOCK-UP AGREEMENT

[Closing Date]

VIKING ACQUISITION CORP. I
900 Third Avenue, 18th Floor

New York, NY

Re:	Lock-Up Agreement

Ladies and Gentlemen:

 This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (the “BCA”), dated as of April 16, 2026, entered into by and among Viking Acquisition Corp. I, a Cayman Islands exempted corporation (including following its continuation from the Cayman Islands to Canada, the “Acquiror”), Viking NS Amalgamation Corp.,, a corporation existing under the Canadian Business Corporations Act and a wholly-owned subsidiary of the Acquiror (“NewCo”), and NorthStar Earth and Space Inc., a corporation existing under the Canadian Business Corporations Act (the “Company”), pursuant to which, among other things, NewCo shall amalgamate with and into the Company (the “Amalgamation”) to form one corporate entity (the “Amalgamated Company”) except that the legal existence of the Company will not cease and Newco will survive the Amalgamation as the Amalgamated Company (the transactions contemplated by the BCA collectively being the “Business Combination”). Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the BCA.

 In order to induce Acquiror to proceed with the Business Combination and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with Acquiror as follows:

1. Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of Acquiror, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Acquiror Class A common shares (the “Common Shares”) held by it immediately after the effective time of the Amalgamation, any Common Shares issuable upon the exercise of options to purchase Common Shares held by the Securityholder immediately after the effective time of the Amalgamation, or any securities convertible into or exercisable or exchangeable for Common Shares held by the Securityholder immediately after the effective time of the Amalgamation (the “Lock-Up Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”) until 180 days after the closing date of the Amalgamation (the “Lock-Up Period”), subject to the early release provisions set forth in Section 2 below.

2. The restrictions set forth in Section 1 shall not apply to:

i. in the case of an entity, (A) to another entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of the undersigned;

ii. in the case of an individual, Transfers by gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization;

iii. in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

iv. in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

v. in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

vi. in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

vii. in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

viii. transactions relating to Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares acquired in open market transactions after the effective time of the Amalgamation, provided, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period;

ix. the exercise of stock options or warrants to purchase Common Shares or the settlement of stock or unit appreciation rights that are based on, and settled with, Common Shares or the vesting of stock awards of Common Shares and any related transfer of Common Shares to Acquiror in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such Common Shares, it being understood that all Common Shares received upon such exercise, vesting, settlement or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period;

x. transfers to Acquiror pursuant to any contractual arrangement in effect at the effective time of the Amalgamation that provides for the repurchase by Acquiror or forfeiture of Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares in connection with the termination of the Securityholder’s service to Acquiror;

xi. the entry, by the Securityholder, at any time after the effective time of the Amalgamation, of any trading plan providing for the sale of Common Shares by the Securityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

xii. transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Acquiror’s securityholders having the right to exchange their Common Shares for cash, securities or other property; and

xiii. transactions to satisfy any U.S. federal, state, or local income tax obligations of the Securityholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the BCA was executed by the parties, and such change prevents the Amalgamation from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Amalgamation does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction, provided, however, that (A) in the case of clauses (i) through (vii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister, in each case, of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that Acquiror, with the approval of the board of directors of the Acquiror, shall be entitled to release any Securityholder from any or all of its obligations hereunder, provided, however, that if one Securityholder is released, the other Securityholders shall also be similarly released on the same terms and on a pro rata basis to the number of Lock-Up Securities with respect to the released Securityholder.

3. For the avoidance of any doubt, (i) the Securityholder shall retain all of its rights as a shareholder of the Acquiror during the Lock-Up Period, including the right to vote, and to receive any dividends, distributions, or other entitlements in respect of, any Lock-Up Securities.

4. If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and Acquiror and any duly appointed transfer agent shall refuse to make any such Transfer or recognize any such purported transferee of the Lock-Up Securities as an equity holder of Acquiror for any purpose.

5. During the Lock-Up Period, stop transfer orders shall be placed against the Lock-Up Securities and each certificate or book entry position statement evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP LETTER AGREEMENT, DATED AS OF [●], 2026, DELIVERED BY THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder and (ii) Acquiror.

7. No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

8. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (a) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any state or federal court located in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (b) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. This Letter Agreement shall terminate on the expiration of the Lock-up Period.

[Signature Pages Follow]

SECURITYHOLDER:

Print Name of Securityholder:

[NAME]

Sign Below:

If a non-individual Securityholder:

Name of Signatory: [SIGNATORY]

Title of Signatory:

Securityholder notice details:

Name of Registered Securityholder:	[Name]

Address:	[Address]

Attention:	[Name]

Telephone:	[Telephone]

Email:	[Email]

[Signature Page to Lock-Up Agreement]